Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-3D Registration Statement Nos. 333-40211 and 333-130721) and in the Registration Statements (Forms S-8 Registration Statements Nos. 333-60089, 333-128278, and 333-109018) of Community Bank Shares of Indiana, Inc., of our report dated March 16, 2015 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP

Louisville, Kentucky

March 16, 2015